Exhibit 99.1

Bradley Pharmaceuticals, Inc. (NYSE: BDY) was founded in 1985 as a specialty pharmaceutical company and markets to niche physician specialties in the U.S. and 38 international markets. Bradley’s success is based on the strategy of Acquire, Enhance and Grow. Bradley Acquires non-strategic brands, Enhances these brands with line extensions and improved formulations and Grows the products through promotion, advertising and selling activities to optimize life cycle management. Bradley Pharmaceuticals is comprised of Doak Dermatologics, specializing in topical therapies for dermatology and podiatry, Kenwood Therapeutics, providing gastroenterology, respiratory and other internal medicine brands and A. Aarons, which will market authorized generic versions of Doak and Kenwood therapies.

Important announcement:
Daniel Glassman will present at the Raymond James & Associates 27th Annual Institutional Investors Conference, Hyatt Regency Grand Cypress in Orlando, FL, March 5-8th, 2006.

Daniel Glassman will present at the Banc of America Securities LLC, Health Care Conference 2006, to be held at The Four Seasons Hotel in Las Vegas, NV, May 16-18th, 2006.

Please visit Bradley Pharmaceuticals web site at: www.bradpharm.com

Bradley Pharmaceuticals common stock is listed on the NYSE under the symbol BDY.

For Immediate Release	Contact:	Anthony Griffo Investor Relations Bradley Pharmaceuticals, Inc. 973-882-1505, ext. 313

BRADLEY PHARMACEUTICALS UPDATES
INFORMATION REGARDING ITS
$110M CREDIT FACILITY

Fairfield, NJ – January 9, 2006 – BRADLEY PHARMACEUTICALS, INC. (NYSE: BDY), today announced that it has received, as anticipated, a notice of default from the Administrative Agent under the Company’s $110 million Amended and Restated Credit Agreement. Such notice advised the Company that an event of default exists as a result of the Company’s failure to furnish, by December 31, 2005, audited financial statements for the year ended December 31, 2004 and that amounts owing under the Credit Agreement would bear interest from January 1, 2006, payable on demand, at a per annum rate two percent (2%) greater than the rate which would otherwise be applicable until such time as the event of default is waived or the requisite lenders decide (in their sole discretion) to no longer charge such increased rate of interest.

This notice also advised the Company that the Administrative Agent and lenders reserve all of their respective rights and remedies arising as a result of this event of default or any other default or event of default, which rights and remedies could include termination of the loan commitments and declaration that all loans and other amounts owing under the Credit Agreement are immediately due and payable.

As previously announced, the Company currently anticipates filing, on or about January 31, 2006, its Annual Report on Form 10-K for the year ended December 31, 2004, which will contain the audited financial statements for 2004 required under the Credit Agreement.

This press release contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements include statements that address activities, events or developments that Bradley expects, believes or anticipates will or may occur in the future, such as earnings estimates, other predictions of financial performance, timing of payments on indebtedness, launches by Bradley of new products and market acceptance of Bradley’s products. Forward-looking statements are based on Bradley’s experience and perception of current conditions, trends, expected future developments and other factors it believes are appropriate under the circumstances and are subject to numerous risks and uncertainties, many of which are beyond Bradley’s control. These risks and uncertainties include Bradley’s ability to comply with the restrictive covenants under its credit facility; ability to secure a waiver of default under, or refinance, its credit facility; ability to access the capital markets on attractive terms or at all; ability to favorably resolve the pending SEC informal inquiry and file required financial statements with the SEC in accordance with the Company’s announced timetable, maintain sales of its products, successfully acquire, develop, integrate, or sell new products or effectively react to other risks and uncertainties described from time to time in Bradley’s SEC filings, such as fluctuation of quarterly financial results, estimation of product returns, chargebacks, rebates and allowances, concentration of customers, reliance on third party manufacturers and suppliers, litigation or other proceedings (including the pending class action lawsuits), government regulation and stock price volatility. Further, Bradley cannot accurately predict the impact on its business of the approval, introduction, or expansion by competitors of generic or therapeutically equivalent or comparable versions of Bradley’s products or of any other competing products. In addition, actual results may differ materially from those projected. Bradley undertakes no obligation to publicly update any forward-looking statement, whether as a result of new information, future events or otherwise.